SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 2005




                                 CYBERADS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Florida
                        --------------------------------
                 (State or other jurisdiction of incorporation)


           333-62690                                     65-1000634
  -----------------------------             ------------------------------------
    (Commission File Number)                (IRS Employer Identification Number)



               370 Amapola Ave. # 202, Torrance, California 90501
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                  (561)672-2193
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
             ------------------------------------------------------
         (Former name or former address, if changed since last report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The board of directors of the registrant has determined it to be in the best interests of the registrant and its shareholders that it rescind the Assignment Agreement dated December 30, 2003 which was previously described in the registrant's 8K reports dated January 23, 2004 and January 26, 2004, respectively.

The Assignment Agreement was subject to a determination as to the number of shares of the registrant's common stock would be issued to Mr. Kenneth D.Owen in consideration for the assignment. Given the current price of the registrant's common stock and the expected dilution to existing shareholders that would occur as a result of the issuance of a substantial number of shares of common stock to Mr. Owen, the directors have elected to rescind the transaction and not accept the assignment. The registrant will restate its financial statements to reflect the abandonment of its interest in the Vineyard's property.

Management of the registrant is reviewing its business plans and acquisition opportunities and intends to focus its acquisition strategies on businesses that are in the production of products and services that can be offered to consumers through online and bricks and mortar retail outlets.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

                                                    Cyberads, Inc.

         Dated: January 31, 2005                    By: /s/ WALTER TATUM
                                                       -------------------
                                                            President